EXHIBIT 10.2


                 FOURTH AMENDMENT TO COMPUTER LICENSE AGREEMENT

     This Fourth Amendment to Computer License Agreement ("FOURTH AMENDMENT") is entered into as of January 23, 2002 by Interplay Entertainment Corp., a Delaware corporation, as successor in interest to Interplay Productions, Inc. ("LICENSEE"), and Infogrames Interactive, Inc. a Delaware corporation, as successor in interest to TSR, Inc. ("LICENSOR"), and collectively the "PARTIES".

                                    RECITALS

     A. Licensor and Licensee entered into that certain Computer Game License Agreement dated as of August 8, 1994 as amended (the "ORIGINAL AGREEMENT") for the purpose of licensing certain intellectual property to Licensee and the development of interactive entertainment software related to such licensed rights.

     B. The Original Agreement has been amended on or as of August 1, 1996 (the "FIRST AMENDMENT"), March 8, 1998 (the "SECOND AMENDMENT") and July 25, 2001 (the "THIRD AMENDMENT").

     C. The Original Agreement, as amended by the First, Second and Third Amendments, is hereinafter referred to as the "AGREEMENT".

     D. A dispute has arisen with respect to among other things, the interpretation of Licensed Property pursuant to the 2nd and 3rd Option Terms in the Second Amendment and Licensee's compliance with the Agreement.

     E. Through this Fourth Amendment, the Parties desire and intend clarify the Agreement and to grant the limited rights specified herein.

     Accordingly, in consideration of the promises and mutual covenants contained herein, and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Licensee and Licensor, intending to be legally bound, have agreed and do hereby agree as follows:

     1. INCORPORATION. This Fourth Amendment is incorporated into and amends the Agreement by this reference.

     2. TERMINATION OF "HEADS OF AGREEMENT". Concurrent with the execution of this Fourth Amendment the parties agree that the July 25, 2001 "Heads of Agreement", for the distribution by Infogrames, Inc. ("INFOGRAMES, INC.") of the interactive entertainment software currently known as "Neverwinter Nights" is hereby mutually terminated. Neither Licensor (and/or Infogrames, Inc.), on the one hand, nor Licensee, on the other hand, shall incur any liability in connection with the termination of the Heads of Agreement, and each party represents and warrants that the other party shall not be subject to any further obligations


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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          (monetary or otherwise) to the other in connection with the Heads of
          Agreement. For purposes of clarification, all advances and other monies paid to date by LICENSOR to LICENSEE pursuant to the Heads of Agreement shall be deemed non-refundable.

     3. LICENSED PROPERTY DEFINED. The definition of LICENSED PROPERTY shall be as follows:

          For 2ND OPTION TERM and 3RD OPTION TERM, the term LICENSED PROPERTY shall mean the following:

          An exclusive license to use BALDUR'S GATE as the title of a retail PC and/or home video game product and sequels.

          A non-exclusive license to use, solely in connection with LICENSED PRODUCTS bearing the BALDUR'S GATE trademark, the trademarks and copyrighted materials associated with, but not unique to, the PLANESCAPE and FORGOTTEN REALMS fantasy worlds, including without limitation, the ADVANCED DUNGEONS & DRAGONS, AD&D, TSR, TSR Logo, INFOGRAMES INTERATIVE, INC., and Infogrames Logo trademark; provided, however, that Licensee's rights shall be exclusive with respect to computer software games primarily located in the Baldur's Gate area of the Forgotten Realms world. For purposes of clarification, Licensor may develop, manufacture, distribute, promote, license, and sell (and authorize any third party to do so) computer software games based in the Forgotten Realms world allowing players to venture into the Baldur's Gate area. Licensor shall not develop, manufacture, distribute, promote, license, or sell (nor authorize any third party to do so) any computer software game primarily located, based or focused in the Baldur's Gate area.

     4. TORMENT. Notwithstanding the foregoing, Licensee shall have six months from the date of this Fourth Amendment to sell off any existing inventory of TORMENT products, and all currently existing contracts covering the exploitation of Torment products shall be entitled to run until the end of their respective terms, but in no event shall any such terms run past December 31, 2002 (except with respect to the Universal Distribution Agreement, as described in Paragraph 8 below, which shall not run beyond December 31, 2003 with respect to TORMENT products; provided, however, that in the event Universal/Vivendi ceases distribution of TORMENT products prior to December 31, 2003, then Interplay's rights thereto shall concurrently terminate).

     5.   ICEWIND DALE, BALDUR'S GATE DARK ALLIANCE AND NEVERWINTER NIGHTS.

          For the purposes of clarity and notwithstanding anything to the contrary contained in the Agreement, including this Fourth Amendment, LICENSEE shall have the exclusive right to exploit (i) its previously released "Icewind Dale" PC product and expansion entitled "Icewind Dale - Heart of Winter", (ii) the


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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          "Icewind Dale 2" PC product currently in development, (iii) "Icewind
          Dale 3" as a PC product, and (iv) add-on and expansion packs thereto.

          Further for the purposes of clarity, LICENSEE shall maintain, as part of rights included in the Licensed Property, the exclusive rights to Baldur's Gate Dark Alliance ("BGDA") products during the Term of, and pursuant to the terms and conditions of, the Agreement, including, without limitation, the recently released BGDA video game for the Sony PlayStation 2 platform.

          Further for the purposes of clarity and notwithstanding anything to the contrary contained in the Agreement, including this Fourth Amendment, LICENSEE shall maintain, pursuant to the terms of the Agreement, the exclusive rights to the NEVERWINTER NIGHTS PC product being developed for LICENOR pursuant to the NWN Agreement described in Paragraph 10 below (the "NWN PC PRODUCT"), in connection with the following agreements only:

               i. That certain License Agreement dated October 5, 2001, by and between Interplay Licensing & Merchandising, a division of Interplay OEM, Inc. ("INTERPLAY OEM") and Empire 21 Publishing, Inc., a California corporation dba Versus Books ("EMPIRE"), pursuant to the terms of which Empire has the exclusive, worldwide right and license to develop, publish, produce, market and distribute a Game Guide (as defined in the agreement) for the NWN PC Product (the "BOOK AGREEMENT"); and

               ii. That certain Electronic Distribution Agreement ("STREAMING AGREEMENT") dated as of November 2001, by and between GamesOnline.com,Inc., a Delaware corporation d.b.a. Interplay.com ("GAMESONLINE"), and Knight Bridging Korea Co., Ltd., a company organized in the Republic of Korea ("KBK"), pursuant to the terms of which KBK has the right to create a Korean-localized version of the NWN PC Product and the exclusive right and license to display, operate, engage and sell only the Korean-localized version of the NWN PC Product over the World Wide Web in the form of (i) electronic broadband transmissions commonly known in the interactive software industry as "streaming", and/or (ii) downloadable versions. In connection with the Streaming Agreement, Licensor shall, as soon as reasonably practicable, supply Licensee with a version of the NWN PC Product (and any code and other assets which may be necessary, and as are provided to LICENSOR from the BioWare Corporation (the "NWN ASSETS")) for use by KBK in localizing such product pursuant to the terms and conditions of the Streaming Agreement. Licensor will use its commercially reasonable best efforts to obtain the NWN Assets from BioWare.


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confidential terms have been omitted pursuant to a Confidential Treatment
Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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          In connection with amounts that would have been paid directly to
          BioWare by LICENSEE from the Streaming Agreement and the Book Agreement had the Amendment Number Four to and assignment of the NWN Agreement (as defined in Paragraph 10 below) not been entered into, LICENSEE shall supply LICENSOR with accurate, detailed statements and corresponding amounts that would have been due to BioWare from LICENSEE pursuant to the NWN Agreement prior to the Amendment Number Four thereto and assignment thereof. All such statements and payments shall be provided to LICENSOR at least ten business days prior to when such statements and payments would have been due to BioWare from LICENSEE pursuant to the NWN Agreement prior to the Amendment Number Four thereto and assignment thereof, as if LICENSEE had not assigned such NWN Agreement to LICENSOR and was rendering statements and paying BioWare directly.

          The following language at the end of Section 3.2 of the Third Amendment is hereby deleted in its entirety:

          "and (2) NEVERWINTER NIGHTS as the title of one retail PC product. For clarity, such rights shall not include the rights to add-ons, expansion packs, derivatives (including sequels) and conversions."

     6. TERM. The current Term of the Agreement (the Second Option Term) shall be extended one year, until February 8, 2004 and the Third Option Term (if such option is exercised pursuant to the terms of the Agreement) shall begin on February 8, 2004 and expire on February 8, 2006.

     7. CUMULATIVE BREACHES. The last sentence of Paragraph 27 of the Agreement is deleted and replaced with the following: "Notwithstanding the foregoing, if LICENSEE breaches the approval provisions (Paragraph
          6) or payment of royalties provision (Paragraph 12) of this Agreement
          * * * or more times during any * * * year period, regardless of whether the breaches have been cured or waived, LICENSOR may give LICENSEE written warning and, if LICENSEE breaches such provisions again during the * * * year period, LICENSOR may terminate this Agreement immediately by written notice to LICENSEE. As of the date of this Fourth Amendment, LICENSEE shall be deemed to have zero (0) such breaches."

     8. UNIVERSAL DISTRIBUTION AGREEMENT. LICENSEE acknowledges and agrees that prior to entering into that certain Distribution Agreement dated August 23, 2001, as amended (collectively, the "UNIVERSAL DISTRIBUTION AGREEMENT"), and with the exception of distribution of the LICENSED PRODUCTS in certain territories by Virgin Interactive on LICENSEE's behalf, LICENSEE substantially distributed the Licensed Products itself and paid Royalties to LICENSOR pursuant to the terms and conditions of this TSR Agreement, including Net Sales as defined in
          Section 11 of this TSR Agreement. * * * LICENSEE shall pay * * * in connection with the distribution of the Licensed Products. Accordingly, LICENSEE shall use its best efforts * * * . In the event
          * * *, LICENSEE shall pay LICENSOR * * *.


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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     9.   AUDIT RIGHTS. LICENSEE shall use its commercially reasonable efforts
          * * * ; provided, however, that Interplay's inability to obtain any/all such agreements shall not be deemed a breach of this Fourth Amendment.

     10. AMENDMENT AND ASSIGNMENT OF NWN DEVELOPMENT AGREEMENT. Concurrently with the execution of this Fourth Amendment, LICENSEE, LICENSOR and BIOWARE CORP. shall execute an AMENDMENT NUMBER FOUR (in the form attached hereto as EXHIBIT 1) to that certain PRODUCT AGREEMENT dated as of August 26, 1999, as amended (collectively, the "NWN AGREEMENT"), currently existing between LICENSEE and BIOWARE CORP. respecting the development of a computer game referred to in the NWN Agreement as "Neverwinter Nights 2" and currently referred to as "Neverwinter Nights". As partial consideration for entering into such amendment,
          * * * shall be deemed to have been paid by LICENSEE to LICENSOR from Royalties currently owed to LICENSOR by LICENSEE pursuant to the Agreement (the "PAYMENT"). The Payment consists of interest due to LICENSOR on the Q4 2000 Royalty payment, as well as Royalty payments for Q1,2 and 3 of 2001, plus interest thereon.

     11. MUTUAL RELEASE. With the exception of LICENSOR's right to assert claims for underpayment of Royalties resulting from any audit and as set forth in the last two sentences of this Section 11, both LICENSEE and LICENSOR release each other from any and all claims and liabilities directly relating to the Agreement that are known by the releasing party as of the date of this Fourth Amendment. Notwithstanding anything to the contrary herein, in no event shall any claims asserted by LICENSOR against LICENSEE for (i) underpayment of Royalties resulting from any such audit covering reporting periods prior to the date of the Fourth Amendment and/or (ii) failure, prior to the date of the Fourth Amendment, to obtain approvals pursuant to Paragraph 6 of the Agreement, be deemed a breach of Interplay's Royalty payment obligations and/or approval obligations for purposes of the last sentence of Paragraph 27 of the Agreement (as such provision is amended by Paragraph 7 of this Fourth Amendment); provided, however, that in no event shall LICENSOR be deemed to have waived its approval rights under Paragraph 6 of the Agreement. Notwithstanding anything to the contrary set forth herein, LICENSEE shall indemnify, defend and hold harmless LICENSOR, Infogrames, Inc., their parent entity, affiliates, licensees, officers, directors, employees, successors and assigns from any and all claims, demands, actions, losses, liabilities, costs, expenses, and/or damages of any kind or nature (including but not limited to reasonable attorneys fees) arising out of any action brought by * * * (or its designee) and/or * * * (or its designee) in connection with any claim relating to the NWN PC Product as it relates to the * * *. Any such causes of action are expressly excluded from the release set forth above.

     12. GOVERNING LAW. In Paragraph 43 of the Agreement, all references to the "State of Wisconsin" shall be deleted and replaced with the "State of New York".

     13. JURISDICTION AND VENUE. Paragraph 44 of the Agreement is hereby deleted in its entirety and replaced with the following:


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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          "In the event Licensee brings any action against Licensor relating to this Agreement, the venue for any such judicial proceeding shall be exclusively in the state and federal courts located in the County of New York, New York (Manhattan). Licensee hereby submits to the exclusive jurisdiction and venue of such courts in connection with any such action and waives any and all objections to venue and jurisdiction of such courts, and agrees it shall not plead that venue is improper or inconvenient in such courts in connection with any action it brings relating to this Agreement. In the event Licensor brings any action against Licensee relating to this Agreement, the venue for any such judicial proceeding shall be exclusively in the state or federal courts located in Orange County, California. Licensor hereby submits to the exclusive jurisdiction and venue of such courts in connection with any such action and waives any and all objections to the venue and jurisdiction of such courts, and agrees that it shall not plead that venue is improper or inconvenient in such courts in connection with any action Licensor brings relating to this Agreement."

     14. MISCELLANEOUS. Except as set forth above, the Agreement as hereby amended shall remain in full force and effect without amendment or modification of any kind. Unless otherwise defined, all capitalized terms shall have the meanings ascribed to them in the Agreement. The headings used in this Fourth Amendment are inserted for reference purposes only and do not affect the interpretation of the terms and conditions hereof. This Fourth Amendment may be signed in counterparts and by facsimile, and each counterpart shall be deemed an original.




                   [SIGNATURES COMMENCE ON THE FOLLOWING PAGE]


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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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     In witness whereof, the parties have executed this Fourth Amendment as of the date first above written.

"LICENSEE"                                  "LICENSOR"

Interplay Entertainment Corp.               Infogrames Interactive, Inc.


By:  /S/ HERVE CAEN                         By: /S/ HARRY RUBIN
    -------------------------                   -------------------------------
    Herve Caen                                  Harry Rubin
    President                                   Senior Executive Vice President


                                            Infogrames, Inc.


                                            By: /S/ HARRY RUBIN
                                                -------------------------------
                                                Harry Rubin
                                                Senior Executive Vice President



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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.



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                                    Exhibit 1

                   Amendment Number Four to Product Agreement





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*** Terms represented by this symbol are considered confidential. These confidential terms have been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission ("SEC") and have been filed separately with the SEC.


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